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                                                                   Exhibit 10.39

                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

          THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this "Amendment No.1"), dated as of July 30, 1999, amending that certain Rights Agreement, dated as of June 28, 1996 (the "Original Rights Agreement" and as amended hereby, the "Rights Agreement"), by and between RESPIRONICS, INC., a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (the "Rights Agent").

          WHEREAS, the Company desires to, and is permitted by Section 26 of the Original Rights Agreement to, make certain amendments to the Original Rights Agreement, and the proposed amendments are acceptable to the Rights Agent.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          1.  Amendments.

               (a) Section 1 of the Original Rights Agreement shall be amended by deleting the definition of "Independent Director" in its entirety.

               (b) The entire Original Rights Agreement shall be amended by deleting therefrom in each location in which they occur the phrases "a majority of the Independent Directors" and "the majority of the Independent Directors" and substituting therefor in each such location the phrase "the Board of Directors of the Company".

               (c) Section 28 of the Original Rights Agreement shall be amended by deleting the phrase "by the board or" in the last sentence.

               (d) Section 20(c) of the Rights Agreement shall be amended by adding the following words to the end of such section:

          "Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage."
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          2.  Continuing Effect.  Except as amended hereby, the Original Rights
Agreement shall continue in full force and effect.

          3. Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of Delaware.

          4. Counterparts. This Amendment No. 1 may be executed (including by facsimile) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 RESPIRONICS, INC.



                                 By:  /s/ Daniel J. Bevevino
                                      ----------------------
                                 Name:  Daniel J. Bevevino
                                 Title: Vice President & Chief
                                        Financial Officer


                                 CHASEMELLON SHAREHOLDER SERVICES, L.L.C.



                                 By:  /s/ Kathleen Kennelly
                                      ---------------------
                                 Name:  Kathleen Kennelly
                                 Title: Vice President